                                                                    EXHIBIT 10.6

                               COMMERCIAL LEASE

          This Lease made this 29th day of February, 1996 at Santa Clara,
                               ----
California, by and between HARRIS CORPORATION, a Delaware corporation ("Lessor"), and Synergy Semiconductor Corporation, a California corporation
                                                     ----------
("Lessee").

          1. PREMISES - Lessor hereby leases to Lessee and Lessee hires from Lessor for the term, at the rental, and upon all of the conditions set forth herein that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, located at 3250 Scott Blvd., consisting of approximately 70,046 sq. ft. of an office, R&D, fabrication and manufacturing building, which includes a total site of approximately 5.8 acres, as shown on the site plan which is attached hereto marked Exhibit "A" and incorporated herein by reference.

          2.   TERM - The term of this Lease shall be for one hundred twenty
(120) months commencing November 1, 1996 or on the date of issuance by the City of Santa Clara of a Certificate of Occupancy relating to the Tenant Improvement construction, whichever is sooner ("Commencement Date"). Upon execution of this Lease, and prior to the Commencement Date, Lessor shall deliver possession of the Premises to Lessee for the purposes of Lessee's construction of the Tenant Improvements. Upon Lessee taking possession of the Premises (the "Possession Date"), Lessee agrees to pay the following operating costs associated with the
Premises: any and all utilities, security services, landscaping services, liability and property insurance, and costs for any contractors retained by Lessee or Lessee's agents (except for costs for Tenant Improvements), and shall comply with all terms and conditions hereunder, except for payment of rent and property taxes, which shall commence as set forth above.

               In the event that the Commencement Date is later than August 1, 1996, Lessee agrees to pay to Seller an amount equal to thirty (30) days' interest for the months of August, September and October on August 1, 1996, September 1, 1996, and October 1, 1996, as the case may be, on the amount of the Tenant Improvement Allowance which has been expended as of August 1, 1996, September 1, 1996, and October 1, 1996, respectively, at an interest rate equal to the prime lending rate in effect on those dates at the Chase Manhattan Bank, N.A. in New York City. If such payments are not received within ten (10) days of August 1, 1996, September 1, 1996, and October 1, 1996, respectively, there shall be added to the payment a late fee of five percent (5%) of said payment.

          3. BASE RENT - Rent shall be payable in advance on the 1st day of each month, commencing on the Commencement Date, plus any additional state sales tax thereon that the United States or the State of California may impose. The monthly rate is set forth below:
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Base Rent:   Months       1 - 24-     $0.75       Triple net/sq.ft./month
                          25 - 48     $0.81            "
                          49 - 72-    $0.88            "
                          73 - 96-    $0.94            "
                          97-120-     $1.00            "

For any Commencement Date other than the first of the month, the month's rent shall be prorated.

          Upon execution of this Lease, Lessee shall pay to Lessor the first month's rent (at the rate applicable to months 1-24). Thirty (30) days prior to the Commencement Date, Lessee shall pay to Lessor an amount equal to the last month's rent (at the rate applicable to months 97-120) as a security deposit for Lessee's faithful performance of its obligations under the Lease. Should Lessee comply with all of the terms of this Lease and promptly pay all Rent and all other sums payable by Lessee when due to Lessor, the security deposit shall be returned in full to lessee within ten (10) business days after the termination of the Lease.

          If rent payments are not received within ten (10) days of the date rent is first due for a given month, there shall be added to the rent a late fee of five percent (5%) of said rental payment.

          4. ADDITIONAL RENT: Lessee shall pay an additional monthly rent to repay the Tenant Improvement Allowance described in Section 10 below. The additional monthly rent shall be payable in advance of the first day of each month, commencing on the Commencement Date, plus any additional state sales tax thereon that the United States or the State of California may impose. The rate is set forth below:


Additional Rent:

             Months       1 - 24-     $0.95    /sq.ft./month
                          25 - 48     $0.96         "
                          49 - 72-    $0.97         "
                          73 - 96-    $0.98         "
                          97-120-     $1.00         "

For any Commencement Date other than the first of the month, the month's additional rent shall be prorated.

          If additional rent payments are not received within ten (10) days of the date rent is first due for a given month, there shall be added to the additional rent a late fee of five percent (5%) of said additional rent payment.

          5. USE - The Premises shall be used and occupied by Lessee for its business consistent with the planning and zoning codes for the location. Lessee shall notify

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Lessor and obtain Lessor's written approval, which shall not be unreasonably withheld, before using the Premises for any purpose permitted under then existing zoning other than office, light manufacturing and assembly, or semiconductor manufacture and activities associated therewith, if such use would involve the use of Hazardous Materials (as defined hereafter in Section 24(a)) other than those used by Lessee for its semiconductor manufacture operations. Lessee is responsible to obtain any and all licenses and/or permits required for the lawful operation of Lessee's business.

          6.   TAXES -

          (a) Lessee to Pay Taxes: In addition to the rents required to be paid under this Lease, Lessee shall pay, and Lessee hereby agrees to pay, any and all real property taxes (including general and special assessments and other charges) of any description levied or assessed during the term of this Lease by any governmental agency or entity on or against said Premises, any portion of said Premises, any interest in said Premises, or any improvements or other property in or on said Premises. Such payment shall be made by Lessee on or before the due date of said taxes. Lessee's liability for taxes for the first and last partial tax years of the Lease shall be prorated on an annual basis with the tax year commencing on the Commencement Date.

          Lessee shall not be required to pay any income or franchise taxes of Lessor. Lessee shall not be liable for increases in real property taxes that result from changes in ownership (as defined in the California Revenue and Taxation Code) of the Premises, but Lessee shall be liable for any and all increases in real property taxes (including general and special assessments and other charges) for any other cause.

          (b) Tax Hold-Harmless Clause: Lessee shall indemnify and hold Lessor and the property of Lessor, including said Premises and any improvements now or hereafter on said Premises, free and harmless from any liability, loss, or damage resulting through no fault of Lessor from any taxes, assessments, or other charges required by this Article to be paid by Lessee and from all interest, penalties, and other sums imposed thereon and from any sales or other proceedings to enforce collection of any such taxes, assessments, or other charges.

          (c) Lessee shall have the right, at Lessee's sole cost and expense, to protest or contest any tax or assessment or any increase in any tax or assessment levied or assessed against the Premises, but Lessee shall have no right to direct Lessor pending final determination of the protest or contest not to pay any tax or assessment before it becomes delinquent, unless Lessee deposits with Lessor the full amount of that tax or assessment plus the amount of any penalty that will be imposed on the Premises for failure to timely pay the tax or assessment and one year's interest at the rate charged by the government entity imposing the tax or assessment on the amount of the tax or assessment.

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          (d)  Payment by Lessor. Should Lessee fail to pay within the time specified in this Article any taxes, assessments, or other charges required by this Article to be paid by Lessee, Lessor may, without notice to or demand on Lessee, pay, discharge, or adjust such tax, assessment, or other charge for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such tax, assessment, or other charge together with interest thereon at the rate often percent (10%) per annum from the date of payment by Lessor until the date of repayment by Lessee. Where no time within which any charge required by this Article to be paid by Lessee is specified in this Article, such charge must be paid by Lessee before it becomes delinquent.

          7. COMPLIANCE WITH LAW - Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create a waste or a nuisance or tend to disturb use of the adjacent Premises. Lessor agrees to make any structural changes which may be required by law after the Commencement Date, except that Lessee agrees to make all alterations during the term hereof required because of Lessee's particular use of the Premises and Lessee agrees t6 make all alterations required as a result of grandfathering exemptions from certain requirements being removed because of the installation of Tenant Improvements or other alterations made by Lessee.

          8. CONDITION OF PREMISES - Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the date of this Lease Agreement subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

          Lessee acknowledges that Lessor has notified Lessee of the presence of asbestos-containing material ("ACM") in the building. Lessee hereby covenants and agrees that it will not permit any drilling, moving, boring or other disturbance of the ACM by anyone other than qualified and appropriately trained individuals.

          9. MAINTENANCE, REPAIRS & ALTERATIONS - Lessee agrees that Lessee shall maintain the Premises in good condition and repair (including but not limited to parking and landscape areas, plumbing, HVAC Systems, electrical, fixtures, interior walls, ceilings, windows, doors, plate glass and skylights on the Premises and tenant signs located on the Premises). Lessor agrees to take responsibility for structural repairs to the building's foundations and walls and Lessee agrees to take responsibility for maintenance (e.g., painting,

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minor repairs) thereof. With respect to the roof, Lessee agrees to take responsibility for maintenance and repair of the roof membrane and Lessor agrees to take responsibility for the structural members of the roof, except where Tenant Improvements or other activities by Lessee result in damage thereto, in which case Lessee agrees to repair the damage.

          Except for Tenant Improvements, which are discussed below in Section 10, and except for any individual nonstructural alterations costing Fifty Thousand Dollars ($50,000.00) or less (an "Alteration"), the Premises shall not be altered, repaired or changed without the written consent of Lessor, which consent shall not be unreasonably withheld. Detailed descriptions or drawings of proposed improvements which are not Alterations are to be supplied to Lessor ten
(10) business days prior to the start of work. The Lessor will respond in writing within seven (7) business days and Lessor may post and record a Notice of Non-responsibility prior to commencement of work.

          10.  TENANT IMPROVEMENT ALLOWANCE

          (a) Lessor agrees to provide an allowance in the amount of $6,100,000 (the "Tenant Improvement Allowance") toward the total cost of constructing improvements to the Premises including, without limitation, architectural design, engineering, consulting, demolition, construction, labor, materials, survey and testing expenses, construction management, city and other governmental fees, charges and permits and also including the maintenance, repair or replacement of the EWAC and processing equipment currently on the Premises (the "Tenant Improvements"). The Tenant Improvement Allowance also includes repair, maintenance and replacement of exterior and interior building materials, including but not limited to roofing materials, ceiling tiles, floor tile, carpet, partitions and the like and other portions of the Premises required to bring the facility to operating use by Lessee. The architect, disciplines, contractor, and all subcontractors working on the Premises must be licensed to do business in California.

          The Tenant Improvement Allowance is to be used solely for improvements to the Premises (including floor-to-ceiling partitions similar to Durasan Wall Panels, the parking lot and landscaping). All improvements, equipment, partitions, etc. associated with same are for the beneficial upgrading of the building and shall remain the property of Lessor although used by Lessee. Lessee hereby covenants that Lessee will attach Harris Identification tags to all potentially removable fixtures purchased with the Tenant Improvement Allowance (e.g., the floor-to-ceiling partitions referenced above) and that Lessee will not use funds provided for Tenant Improvements for personal property that can be removed from the Premises.

          Lessor and its agent shall review and approve for funding the contract drawings and specifications. If the cost of the Tenant Improvements exceeds $6, 100,000, such additional cost shall be borne directly by Lessee.

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          Lessee hereby acknowledges that such Tenant Improvement Allowance is available to Lessee only to the extent of the actual cost of constructing the Tenant Improvements and that Lessee shall not be entitled to any portion of the Tenant Improvement Allowance which exceeds the actual cost of constructing the Tenant Improvements. After execution of this Lease by Lessor and Lessee, Lessee shall proceed to have final construction drawings and specifications prepared for the Tenant Improvements (the "Final Plans") and shall submit such Final Plans to Lessor for approval, which approval shall not be unreasonably withheld. Lessor shall notify Lessee of Lessor's approval of such Final Plans or of the reasons for Lessor's reasonable disapproval of such Final Plans within ten (10) business days after Lessee's delivery of such Final Plans to Lessor. If further revisions are necessitated to accommodate Lessor's concerns, Lessee and Lessor shall work together to achieve mutual agreement, and the Final Plans shall be revised accordingly. In all cases, Lessor shall notify Lessee of Lessor's approval or reasons for disapproval of any revisions to the Final Plans within ten (10) business days after Lessor's receipt of such revisions from Lessee. Lessee and Lessor hereby acknowledge that Lessor is making the Tenant Improvement Allowance available to Lessee for the purpose of constructing improvements that will remain a part of the Premises upon the expiration or earlier termination of this Lease.

          During the construction phase, Lessor's agent shall have unrestricted access to the Premises for the purpose of observing the quality and progress of construction and ensuring that construction complies with the construction plans and other documents.

          (b) Lessor shall pay the Tenant Improvement Allowance to the general contractor ("Contractor") as follows:

               (i) On or about the 30th day of each month, Contractor shall submit an application for payment to Lessor, which application shall have been pre-approved by Lessee and supported by invoices and requests for payments from Contractor, together with lien releases from any and all subcontractors, material men and suppliers whose invoices or requests for payments are included in the application. The payment amount so requested is hereinafter referred to as the "Application Amount." At the same time, Contractor shall submit a full copy of each such submission to Lessor's agent. Within 15 business days of receipt by Lessor and its agent of Contractor's submission, Lessor and its agent shall review and, if appropriate, approve the application for payment. Upon such approval, Lessor shall pay directly to Contractor an amount equal to 90% of the Application Amount. An amount equal to 10% of the Application Amount shall be set aside by Lessor and is referred to hereinafter as the "Retention Amount." Notwithstanding the foregoing, if a dispute exists among Lessor, Lessee and Contractor regarding any progress payment or the work performed, Lessor may withhold from payment an amount not exceeding 150% of the disputed amount (which withheld amount is referred to hereinafter as the "Disputed Amount"). In no event shall the total amount paid under this section exceed the Application Amount.

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               (ii)   Within 15 business days of receipt of written notice by
Lessor and Lessee from Contractor that any work in dispute has been completed in accordance with the terms of the contract, Lessor and Lessee must advise Contractor of the acceptance or rejection of the disputed work. Within 15 business days of acceptance of the disputed work, Lessor must release the applicable portion of the Disputed Amount.

               (iii) The Retention Amount shall be paid within 45 days after the date of completion of the Tenant Improvements or within fifteen (15) business days after completion of the "punch list", whichever occurs last. For these purposes, "date of completion" means any of the following:

                      (A) The date of completion indicated by a valid notice of completion recorded pursuant to California Civil Code (S)3093;

                      (B) The "date of completion" as that term is defined in California Civil Code (S)3086; or

                      (C) The date of issuance of a certificate of occupancy covering the Tenant Improvements.

Notwithstanding the foregoing, if a dispute continues to exist among Lessor, Lessee and Contractor, Lessor may withhold from final payment the Disputed Amount, pending resolution of such dispute.

          (c) Lessor shall, within fifteen (15) business days after receipt by Lessor of Lessee's application for payment, reimburse Lessee out of the Tenant Improvement Allowance for other Tenant Improvement costs incurred by Lessee directly (and not through Contractor), such as any permit fees, survey costs, architectural fees, and fees of contractors other than Contractor.

          (d) Any additions, deletions or modifications to the work that are to be paid out of the Tenant Improvement Allowance may be made only by written change order signed by Lessor, Lessee and Contractor.

          (e) Lessee shall obtain from Contractor a full written indemnity and hold harmless contract holding Lessor, its agents and employees harmless from and against claims, damages, losses, and expenses, including but not limited to attorneys' fees, arising out of or resulting from the performance of the work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the work itself) including the loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or admissions of Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable regardless of whether or not such claim, damage, loss, or expense is caused in

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part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this paragraph.

          In claims against any person or entity indemnified under this paragraph by an employee of Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, this indemnification obligation shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for Contractor or a subcontractor under workers or workman's compensation acts, disability benefits acts or other employee benefit acts.

          (f) Lessee will procure or cause Contractor to procure before commencement of any work, a broad form of builders risk insurance with course of construction, vandalism and malicious mischief clauses attached. The insurance shall be in a sum equal to the greater of the contract price or One Million Dollars ($1,000,000) , with loss payable to Lessor. The insurance will name Lessee, Contractor and subcontractors as additional insureds, and shall be written to protect Lessor, Lessee, Contractor and subcontractors as their interests may appear.

          (g) In the event Lessee is able to complete construction of the Tenant Improvements for less than $6,100,000, the additional rent contained in
Section 4 of this Lease shall be reduced to the amounts shown in the table attached as Exhibit "X".

          (h) As part of the Tenant Improvements, Lessee agrees to upgrade the Premises to conform with UBC9l and the Americans with Disabilities Act of 1990.

          (i) Title to all Tenant Improvements shall be with Lessor without need for further documentation. All such alterations, improvements, and changes shall remain upon and be surrendered with the Premises. All damage or injury done to the Premises by Lessee, or by any person who may be in or upon the Premises with the consent of Lessee, shall be paid for by Lessee. At Lessor's option, within sixty (60) days of Lessees surrender of the Premises, Lessee, at its cost and expense, shall remove any Alterations and non-Lessor-approved improvements to the Premises and restore the Premises to their former state, provided, however, that Lessee shall not be required to so remove the Tenant Improvements or any other Lessor-approved improvements. Lessee shall keep the Premises free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event any such lien attaches to the Premises and Lessee does not cause the same to be released within ten (10) days after the attachment thereof whether by payment, bonding or otherwise, Lessor shall have the right, but not the obligation, to cause the same to be released by such means as it deems proper and any sums expended by Lessor in connection therewith shall be payable by Lessee on demand.

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          Subject to the provisions of this section, Lessee may install and maintain furnishings, equipment, movable partitions, business machines and other trade fixtures in the Premises, provided that the trade fixtures do not become an integral part of the Premises or the building. Lessee may alter or remove any of its trade fixtures at any time during the term of this Lease or upon its expiration or termination.

          11. SURRENDER - On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris, except that Lessee shall not be required to remove the Tenant Improvements or any Lessor-approved improvements. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's Alterations, trade fixtures, furnishings and equipment.

          12. WARRANT - Lessee shall, simultaneous with the signing of this Lease, execute and deliver to Lessor a Warrant in the form attached hereto as Exhibit "B". The parties have agreed that any shares of Lessee's Common Stock issued pursuant to the Warrant shall have certain registration rights, as set forth in the Second Restated Investor Rights Agreement attached hereto as Exhibit C (the "IR Agreement"). In the event that the IR Agreement is not executed and delivered within thirty (30) days hereof, Lessor shall have the option to declare this Lease null and void and Lessee shall reimburse Lessor for any part of the Tenant Improvement Allowance which Lessor may have expended or would otherwise be obligated to pay, together with any funds Lessor may have expended or would otherwise be obligated to pay in connection with Lessee's Phase I and Phase II due diligence assessments.

          13. LIABILITY INSURANCE - Lessee shall provide sufficient bodily injury and property damage liability insurance consistent with the following paragraphs.

          (a) Insuring Party: From and after the Possession Date, Lessee shall at Lessee's expense obtain and keep in force during the term of this Lease a commercial general liability insurance policy of combined single limit bodily injury and property damage insurance insuring Lessor and Lessee against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $2,000,000.00 per occurrence. The policy shall name Harris Corporation as an additional insured. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph. The limits of said insurance shall not however limit the liability of Lessee hereunder. Lessee shall provide Lessor with a certificate reflecting said insurance policies within fifteen (15) days of the Possession Date and upon breach or renewal of the policies thereafter.

          (b) Waiver of Subrogation Rights: Lessee and Lessor each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to all perils insured against, which perils occur in, on or about the Premises whether due to the negligence of Lessor or Lessee or their agents,

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employees, contractors or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

          (c) Indemnity: Lessee shall indemnify and hold Lessor harmless from and against any claims arising from Lessee's use of the Premises or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, and Lessee hereby waives all claims in respect thereof against Lessor. Lessor shall indemnify and hold Lessee harmless from and against any claims arising from any willful misconduct or sole negligence of Lessor or from any breach or default in the performance of any obligation on Lessor's part to be performed under the terms of this Lease, and Lessor hereby waives all claims in respect thereof against Lessee.

          (d) Exemption of Lessor from Liability: Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any person there or about the Premises nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause whether the same damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, unless such damage or injury results from the sole negligence or willful acts of Lessor, Lessor's employees, agents or contractors.

          Notwithstanding the above, Lessee shall be under no duty to indemnify and hold Lessor harmless from any liability, claims, or damages arising because of the sole negligence or any intentional or willful acts of Lessor or any person who is an agent or employee of Lessor acting in the course and scope of their agency or employment.

          14.  PROPERTY INSURANCE -

          (a) Lessor, at Lessee's sole cost and expense (which cost shall not exceed $100,000 per year), shall provide property damage insurance on the building itself From and after the Possession Date, Lessor agrees at Lessee's sole expense to maintain in full force during the Rill term of this Lease and any extended term thereof, and Lessee agrees to reimburse Lessor for the cost of, a policy of "all risk" extended coverage property damage insurance coverage for the building, any and all improvements thereto, and any personal

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property of Lessor contained herein, in the amount of its full replacement value, insuring against loss or damage resulting from fire, vandalism, malicious mischief, earthquake, flood, and such other perils ordinarily included in extended coverage casualty insurance policies. Lessor shall provide Lessee with a copy of relevant portions of Lessor's insurance policy, including coverage and exclusions from coverage. Lessee will maintain the fire alarm system, sprinkler system and provide a fire alarm monitoring system to respond to fire emergencies on the Premises to the extent required by Santa Clara. In the event that Harris' property insurers are not willing to provide insurance for the Santa Clara facility or require upgrades and/or improvements for loss prevention purposes which Lessor is unable or unwilling to make, Lessee hereby agrees to independently obtain adequate property insurance at Lessee's sole cost and expense. Such insurance must be with a reputable insurance company and include coverage for a building value of $10,000,000 with a maximum deductible of $100,000. Lessee hereby agrees that such insurance coverage will be on an "all-risk" property policy form and will include earthquake coverage.

          "Full replacement cost" as used in this Section 14 shall mean the actual cost of replacement for the building, personal property and other improvements on the Premises as determined from time to time.

          (b) Lessee, at Lessee's sole cost and expense, shall provide appropriate property damage insurance on its personal property. From and after the Possession Date, Lessee agrees at Lessee's sole expense to maintain in full force during the full term of this Lease and any extended term thereof a policy of "all risk" extended coverage property damage insurance coverage for any and all personal property contained on the Premises, in the amount of its full replacement value, insuring against loss or damage resulting from fire, vandalism, malicious mischief, and such other perils ordinarily included in extended coverage casualty insurance policies.

          (c) Waiver of Subrogation Rights: Lessee and Lessor each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to all perils insured against, which perils occur in, on or about the Premises whether due to the negligence of Lessor or Lessee or their agents, employees, contractors or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

          15. ENTRY AND INSPECTION - Lessee shall permit and shall cooperate with Lessor or Lessor's agents to enter upon the Premises at other reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to place upon the Premises any usual "To Let", "For Lease" or "For Sale" signs, and permit persons desiring to purchase or lease the same to inspect the Premises thereafter upon reasonable notice to Lessee, so long as they do not disrupt Lessee's business activities. This section shall become null and void in the event of a default by Lessee under this Lease.

          16.  DESTRUCTION OF PREMISES -

          (a) Duty to Repair or Restore: If any improvements, including buildings and other structures, located on the Premises are damaged or destroyed during the term of this Lease or any renewal or extension thereof, the damage shall be repaired as follows:

               (i) If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried by Section 14 of this Lease, except as provided in the following sentence, Lessee shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed just before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair and restoration. Lessor shall promptly pay to Lessee any and all insurance proceeds under Section 14 in the event that Lessee is required or undertakes to rebuild the Premises following damage or destruction. If it will cost more than $250,000.00 in excess of the insurance proceeds from the tire and extended coverage insurance required to be carried by Section 14 of this Lease in order to restore the Premises, Lessee may terminate this Lease by giving Lessor written notice of the termination within thirty (30) days after occurrence of the damage or destruction.

               (ii) If the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, subject to their rights to terminate this Lease described in Section 16(b), Lessor shall repair that damage to the building and Lessee shall repair that damage to its personal property and any improvements to the Premises as soon as reasonably possible and restore the Premises to substantially the same condition as existed just before the damage or destruction.

          (b) Termination of Lease for Certain Losses:

               (i) Notwithstanding any other provision of this Lease, if any improvements located on the Premises are damaged or destroyed to such an extent it will cost more than $250,000.00 to repair or replace them, and the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, Lessor may terminate this Lease by giving Lessee written notice of its intention to terminate this Lease. The notice must be given within thirty (30) days after occurrence of the damage or destruction. However, after receipt of Lessor's notice, Lessee may elect to undertake the repair and restoration of the Premises at Lessee's cost, by giving Lessor written notice of such election within thirty (30) days of Lessee's receipt of Lessor's notice of intention to terminate. If Lessee does so elect to repair and restore at Lessee's cost, the Lease shall not be terminated and shall remain in fall force and effect. Otherwise, the Lease shall be deemed terminated as provided in subsection (iii) below.

               (ii) Lessee or Lessor shall have the right to terminate this Lease under either of the following circumstances:

                      (A) If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, and the laws then in existence do not permit the repair or restoration of the Premises provided for in this article; or

                      (B) If the Premises are destroyed from any cause whatsoever, insured or uninsured, during the last twelve (12) months of the term of this Lease, or during the last twelve (12) months of the extended term, if any, of this Lease.

               (iii) Either party may terminate this Lease by giving written notice of termination to the other not later than thirty (30) days after occurrence of the event giving rise to the termination under subsection (ii), and termination shall be effective as of the date of the notice of termination. In the event of a termination under subsection (ii), Lessee shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or improvements, except those proceeds attributable to Lessee's personal property and trade fixtures.

               (iv) If this Lease is terminated pursuant to either subsection
(i) or (ii) above, rent, taxes, assessments, and other sums payable by Lessee to Lessor under this Lease shall be prorated as of the termination date. If any taxes, assessments, or rent has been paid in advance by Lessee, Lessor shall refund it to Lessee for the unexpired period for which the payment has been made.

          (c) Time for Construction of Repairs: Any and all repairs and restoration of improvements required by this section shall be commenced by Lessor or Lessee, as the case may be, within a reasonable time after occurrence of the damage or destruction requiring the repairs or restoration; shall be diligently pursued after being commenced; and shall be completed within a reasonable time after the loss. If Lessor is required under this Lease to perform the repairs and restoration, Lessor shall cause the repairs and restoration to be completed not later than one hundred eighty (180) days after occurrence of the event causing destruction or Lessee shall have the right to terminate this Lease.

          (d) Abatement of Rent: If Lessor elects to rebuild or restore the Premises from any cause, Lessee's obligation to pay all base rent and additional rent hereunder shall be abated to the extent of the damage in the event that the damage or destruction renders the Premises either partially or completely uninhabitable for the uses authorized by this Lease.

          17.  CONDEMNATION -

          (a) Total Condemnation Defined: The term "total condemnation" as used in this section shall mean the taking by eminent domain ("condemnation") by a public or quasi-public agency or entity having the power of eminent domain ("condemn or") of either:

                      (i) More than thirty-three percent (33%) of the square footage of the building; or

                      (ii) Less than thirty-three percent (33%) of the square footage of the building at a time when the remaining buildings or improvements on the Premises cannot reasonably be restored to a condition suitable for Lessee's occupancy for the uses permitted by this Lease within thirty (30) normal eight-hour business days under all laws and regulations then applicable; or

                      (iii) Less than thirty-three percent (33%) of the square footage of the building in such a manner that Lessee is substantially prevented from carrying on operations of a permitted use under this Lease on the remaining portion of the Premises: or

                      (iv) More than thirty-three percent (33%) of the production area in the building is rendered partially or totally unusable

          (b) Partial Condemnation Defined: The term "partial condemnation" as used in this section shall mean any condemnation of a portion of the Premises that is not a total condemnation under Section 17(a) of this Lease.

          (c) Termination for Total Condemnation: In the event of a total condemnation of the Premises during the term of this Lease, this Lease shall terminate without further notice as of 12:01 A.M. on the date actual physical possession of the condemned property is taken by the condemnor. All rent payable under this Lease shall be prorated as of 12:01 A.M. on the date and a prompt refund or payment of rent for the unexpired period of this Lease shall be made by Lessor to Lessee. On the making of that rent adjustment, both Lessor and Lessee will be released and discharged from any and all further obligations under this Lease.

          (d) Effect of Partial Condemnation: In the event of a partial condemnation of the Premises, this Lease shall terminate as to the portion of the Premises taken on the date actual physical possession of that portion is taken by the condemnor but shall remain in full force and effect as to the remainder of the Premises; provided, however, that promptly after the taking of actual physical possession by the condemnor of the portion taken by condemnation, Lessor shall, to the extent reasonably practicable, restore, at Lessor's own cost and expense, the improvements on the remainder of the Premises to a condition making the Premises tenantable by Lessee for the uses permitted by this Lease. Any rent payable under this Lease after the date actual physical possession is taken by the condemnor of the portion of the Premises condemned shall be reduced by the percentage the square footage of the portion taken by eminent domain bears to the total square footage of the building area of the Premises on the date of this Lease. In addition, the rent payable under this Lease shall be further abated during the time and to the extent Lessee is prevented from occupying all of the remainder of the Premises by the work of restoration required by this section to be performed by Lessor.

          (e) Lessor's Power to Sell in Lieu of Condemnation: Lessor may, without any obligation or liability to Lessee and without affecting the validity or continuation of this Lease other than as expressly provided in this section, agree to sell or convey to the condemnor, without first requiring that an action or proceeding for condemnation be instituted or tried, the portion of the Premises sought by the condemnor free from this Lease and the rights of Lessee in the Premises other than as provided in this Section 17.

          (f) Condemnation Award: All compensation and damages awarded or paid for the condemnation of the Premises or any portion of the Premises, or for any sale in lieu of condemnation as authorized by Section 17(e) above, shall, except as otherwise expressly provided in this section, belong to and be the sole property of Lessor. Lessee hereby assigns to Lessor any claim Lessee might have except for this provision against Lessor, the leased Premises, or condemnor for diminution in value of the leasehold estate created by this Lease or the value of the unexpired term of this Lease; provided, however, that Lessee is entitled to seek to recover from the condemnor, but not from Lessor:

                      (i) The cost of removing any trade fixtures, furniture, or equipment from the portion of the Premises taken by condemnation:

                      (ii) The value of any improvements installed by Lessor on the portion of the Premises taken by condemnation that Lessee has a right to remove under this Lease but that Lessee elects not to remove;

                      (iii) The then amortized value of all improvements made by Lessee on the portion of the Premises taken by condemnation that could not be removed by Lessee on expiration of this Lease either because of provisions of this Lease or because the value on removal from the Premises; and

                      (iv) Moving expenses, and the value of the leasehold estate.

          18. UTILITIES - From and after the Possession Date, Lessee shall pay or cause to be paid, and hold Lessor and the property of Lessor including said Premises free and harmless from, all charges for the furnishings of gas, electricity, and other public utilities to said Premises during the term of this Lease and for the removal of garbage and rubbish from said Premises during the term of this Lease.

          19. ASSIGNMENT AND SUBLETTING - Lessee shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Lessor first had and obtained which consent shall not be unreasonably withheld; and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor.

          Lessor's prior consent shall not be required for any assignment, sublease or other transfer of Lessee's interest in the Premises or the Lease to any corporation with which Lessee may merge or consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, or to an entity in which Lessee has a controlling interest.

          20. ESTOPPEL CERTIFICATE - Either party shall upon the other party's written request, promptly execute and deliver to the requesting party, without charge, a statement certifying that this Lease is in full force and effect in its original form or is in full force and effect as modified, and if applicable, the date to which the rent has been prep aid and any other information as may be reasonably required by the requesting party.

          21. SUBORDINATION - Lessee agrees promptly to execute and deliver to Lessor, upon written request, without charge, in such form as may be reasonably required by any prospective lender to Lessor, an instrument or instruments whereby Lessee will agree to subordinate this Lease to the lien of said lender's mortgage or deed of trust or other encumbrance, and in the case of foreclosure will attorn to such mortgagee or holder acquiring title by foreclosure; provided that the mortgagee or holder shall have delivered to Lessee a written non-disturbance agreement for the benefit of Lessee to the effect that the Lease shall not be terminated in the event of any default under any ground lease, mortgage or deed of trust, or any foreclosure or sale pursuant to the terms of any mortgage or deed of trust, so long as Lessee is not in default (after the expiration of all applicable cure periods) under the terms of the Lease. As used herein, the term "foreclosure" shall include both judicial proceedings and the exercise of a power of sale under any mortgage or deed of trust without recourse to judicial proceedings. Lessor shall deliver to Lessee, prior to the execution of this Lease, a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, executed by any lender which currently holds a deed of trust encumbering any portion of the Premises.

          22. INSOLVENCY OR BANKRUPTCY - Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee.

          23.  REMEDIES OF OWNER ON DEFAULT -

          (a) Events of Default: The occurrence of any of the following shall constitute an "Event of Default" by Lessee:

                      (i) Lessee fails to make any payment of rent when due and such failure is not cured within five (5) days after notice to Lessee thereof

                      (ii) Lessee fails to timely make payments of rent when due under this Lease three (3) or more times during any twelve (12) month period during the term of this Lease.

                      (iii) Lessee fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days after written notice to Lessee or, if such failure cannot be cured within such thirty (30) day period, Lessee fails within such thirty (30) day period to commence, and thereafter diligently proceed with, any actions necessary to cure such failure as soon as reasonably possible

                      (iv) Lessee fails to deliver any estoppel certificate required by Section 20 within twenty (20) days after receipt of a written request from Lessor.

                      (v) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such position) seeking for Lessee any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other statute, law or regulation, or Lessee consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other statute, law or regulation, of a trustee, receiver or liquidator for the Premises, for Lessee or for all or any substantial part of Lessee's assets.

                      (vi) Lessee fails within ninety (90) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other statute, law or regulation, to have such proceeding dismissed, or Lessee fails, within ninety
(90) days after an appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, without Lessee's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Lessee or for all or any substantial part of Lessee's assets, to have such appointment vacated.

          (b) Remedies: Upon the occurrence of an event of default Lessor shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                      (i) Lessor may terminate Lessee's right to possession of the Premises at any time by written notice to Lessee. Lessee expressly acknowledges that in the absence of such written notice from Lessor, no other act of Lessor, including, but not limited to, its re-entry into the Premises, its efforts to rent the Premises, its releasing of the Premises for Lessee's account, its storage of Lessee's personal property and trade fixtures, its acceptance of keys to the Premises from Lessee or its exercise of any other rights and remedies under this Section, shall constitute an acceptance of Lessee's surrender of the Premises or constitute a termination of this Lease or of Lessee's right to possession of the Premises.

               Upon such termination in writing of Lessee's right to possession of the Premises, as herein provided, this Lease shall terminate and Lessor shall be entitled to recover damages from Lessee for such breach, including but not limited to the following:

               (A)  The reasonable cost of recovering the Premises; plus

               (B) The reasonable cost of removing Lessee's Alterations, trade fixtures and non-Lessor-approved improvements; plus

               (C) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subsection
(ii) below, together with interest at the rate often percent (10%) per annum, on such sums from the date such rent is due and payable until the date of the reward of damages; plus

               (D) The amount by which the rent which would be payable by Lessee hereunder, including Lessee's share of increases in operating costs and taxes, as reasonably estimated by Lessor, from the date of termination until the date of the award of damages exceeds the amount of such rental loss as Lessee proves could have been reasonably avoided together with interest at the rate of ten percent (10%) per annum on such sums from the date such rent is due and payable until the date of the award of damages; plus

               (E) The amount by which the rent which would be payable by Lessee hereunder, including Lessee's share of increases in operating costs and taxes, as reasonably estimated by Lessor, for the remainder of the term, including any extensions thereof, after the date of the award of damages exceeds the amount of such rental loss as Lessee proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of Atlanta for member banks at the time of the award plus one percent (1%); plus

               (F) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                      (ii) Lessor may continue this Lease in full force and effect and may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. During the continuance of an event of default, Lessor may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Lessee's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Lessor deems advisable. In the event of any such subletting, rents received by Lessor from such subletting shall be applied (A) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting and other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Lessee's personal property, Alterations, trade fixtures and non-Lessor-approved improvements; (B) second, to the payment of rent then due and payable; (C) third, to the payment of future rent as the same may become due and payable hereunder; and ~) fourth, the balance, if any, shall be paid to Lessee upon (but not before) expiration of the term of this Lease. If the rents received by Lessor from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Lessee shall pay such deficiency to Lessor monthly upon demand. Notwithstanding any such subletting for Lessee 5 account without termination, Lessor may at any time thereafter, by written notice to Lessee, elect to terminate this Lease by virtue of a previous event of default.

               Upon any event of default, for so long as Lessor does not terminate Lessee's right to possession of the Premises and subject to Section 19 "Assignment and Subletting" above, Lessor shall not unreasonably withhold its consent to an assignment or sublease of Lessee's interest in the Premises or in this Lease.

                      (iii) During the continuance of an event of default, Lessor may enter the Premises without terminating this Lease and remove all Lessee's personal property, Alterations, trade fixtures and non-Lessor-approved improvements from the Premises. If Lessor removes such property from the Premises and stores it at Lessee's risk and expense, and if Lessee fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, after the property has been stored for a period of thirty
(30) days or more, Lessor may sell such property at public or private sale, in the manner and at such times and places as Lessor in its sole discretion deems commercially reasonable following reasonable notice to Lessee of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, preparation for and conducting such sale, and attorneys' fees and other legal expenses incurred by Lessor in connection therewith, and the balance shall be applied as provided in subsection (ii) above.

               Lessee hereby waives all claims for damages that may be caused by Lessor's reentering and taking possession of the Premises or removing and storing Lessee's personal property pursuant to this section, and Lessee shall hold Lessor harmless from and against any loss, cost or damage resulting from any such act. No reentry by Lessor shall constitute or be construed as a forcible entry by Lessor.

                      (iv) Lessor may require Lessee to remove any and all Alterations and non-Lessor-approved improvements from the Premises or, if Lessee fails to do so within ten (10) days after Lessor's request, Lessor may do so at Lessee's expense.

                      (v) Lessor may cure the event of default at Lessor's expense. If Lessor pays any sum or incurs any expense in curing the event of default, Lessee shall reimburse Lessor upon demand for the amount of such payment or expense with interest at the rate often (10%) percent per annum from the date the sum is paid or the expense is incurred until Lessor is reimbursed by Lessee. Any amount due Lessor under this subsection shall constitute additional rent.

          24. HAZARDOUS MATERIALS

          (a) Lessee's Representations. Lessee shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Materials or allow its employees, agents, contractors, invitees or any other person or entity to do so except in full compliance with all Federal, state and local laws, regulations and ordinances. Lessee covenants and agrees to provide Lessor with a list of all Hazardous Materials and the quantities thereof which Lessee uses, generates, stores or otherwise has present at the Premises during the term of this Lease, updated throughout the term of this Lease at such times as Lessee is required to update such list to the fire department, but in no case less frequently than annually. The term "Hazardous Materials" shall include without limitation:

                      (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. sections 1801, et seq., and in the regulations promulgated pursuant to
                      -------
said laws;

                      (ii)  Those substances defined as "hazardous wastes" in
section 25117 of the California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws;

                      (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see e.g., 40 CFR Part 302 and amendments thereto);
                      --------

                      (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are or become classified as hazardous or toxic under federal, state, or local laws or regulations; and

                      (v) Any material, waste or substance which is (a) petroleum (b) asbestos, (c) polychlorinated biphenyl's, (d) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. '1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. '1317); (e) flammable explosives, or (f) radioactive materials.

In addition to the foregoing, Lessee further agrees that without Lessor's prior written consent which may be given or withheld in Lessor's sole discretion, only items approved by the appropriate governmental agencies is permitted to be put into the drains of the Premises. UNDER NO CIRCUMSTANCES SHALL LESSEE EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS USED TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES.

          Regardless of whether Lessor approves of Lessee's use, storage or disposal of Hazardous Materials, Lessee shall be liable to Lessor for and indemnify and hold Lessor harmless against all damages (including attorney's fees, investigation and remedial costs), liabilities and claims arising out of Lessee's activities associated with Hazardous Materials, including all costs and expenses incurred by Lessor in repairing or replacing, but not limited to, the piping so damaged, to the extent such damages, liabilities and claims arise out of Lessee's activities associated with Hazardous Substances. In the event Lessee's activities with Hazardous Materials create a contamination problem on or adjacent to the Premises, Lessee shall promptly commence investigation and remedial activities to fully cleanup the problem. If appropriate or required by law, these activities shall be conducted in conjunction with Federal, state and local oversight and approvals.

          Upon reasonable prior notice to Lessee, Lessor may survey the Premises on a periodic basis for agency compliance, including a review of current permits.

          (b) Lessor has provided Lessee with copies of the following documents (all of which are hereinafter referred to as the "Environmental Studies"):

          .    Dames & Moore Interim Report-Environmental Baseline
     SurveyGE/Harris-Santa Clara, California, dated November 2, 1988.

          .    Dames & Moore Environmental Baseline Investigation-Results of
     Task VGE/Harris-Santa Clara, California, dated January 31, 1989.

          .    Dames & Moore GE/Harris-Environmental Baseline Survey-Task
     VIIFinal Summary Report- Santa Clara, California, dated October 12, 1990.

          .    Sampling Report for Characterization Sampling of the Harris
     Semiconductor Building, 3250 Scott Blvd., Santa Clara, California, prepared by Peregren Environmental Group, dated December 19, 1991.

          .    Closure Report for Harris Semiconductor, Santa Clara, California,
     prepared. by Peregren Environmental Group, dated July 17, 1995.

          .    Letter to Harris Semiconductor from the City of Santa Clara,
     California, confirming partial closure of the 3250 Scott Blvd., Santa Clara, California facility, dated December 16, 1993.

          Lessor shall indemnify and hold Lessee harmless against all damages (including attorney's fees, investigation and remedial costs), liabilities and claims arising out of the presence of Hazardous Materials on the Premises which are disclosed in the Environmental Studies or otherwise existing on the Premises as of the execution of this Lease, or which become located on the Premises (through the migration of plumes or otherwise) through no fault or act of Lessee during the term of the Lease.

          Lessee has contracted for Phase I and Phase II due diligence assessments of the Premises. In the event that the results of such assessments are not reasonably satisfactory to Lessee, Lessee shall have the right to terminate this Agreement within fifteen (15) days of receipt thereof In the event that Lessee so terminates this Agreement, Lessor's liability to pay the Tenant Improvement Allowance is limited to no more than $250,000.

          25. ATTORNEY'S FEES - In case suit should be brought for recovery of the Premises, or for any sum due hereunder, for the enforcement or interpretation of any of the terms or conditions of this Lease, or because of any act which may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

          26. WAIVER - No failure of Lessor to enforce any terms hereof shall be deemed to be a waiver.

          27. HOLDING OVER - Any holding over after the expiration of this Lease, with the consent of Lessor, shall be construed as a month-to-month tenancy for no more than three (3) months at a monthly rent of $2.00 per square foot. Lessee shall have no right to hold over beyond such three months and Lessor shall have the right to bring an action for immediate eviction in the event that Lessee attempts to hold over beyond that period.

          28. SUCCESSORS AND ASSIGNS - The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

          29.  TIME - Time is of the essence of this Lease.

          30. CAPTIONS - The captions of the sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

          31. GOVERNING LAW - This Lease shall be governed by and construed in accordance with the laws of the State of California.

          32. ENTIRE AGREEMENT - This Lease contains all of the terms, covenants and conditions agreed to by Lessor and Lessee and it may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties to this Lease or their respective successors in interest.

          33. PARTIAL INVALIDITY - The unenforceability, invalidity or illegality of any provision(s) of this Lease shall not render the other provisions unenforceable, invalid or illegal.

          34. SIGNS - Lessee may install suitable signage on the Premises provided such signage meets all appropriate signage codes. At end of this Lease and any extensions hereof, Lessee shall remove all site and exterior building signs, as Lessor may request.

          35. BROKERAGE COMMISSION - Lessor shall pay commission in the amount of $234,514.00 to its broker, Wayne Mascia Associates, pursuant to the terms and conditions of its Exclusive Listing Agreement. Lessee's broker, BT Commercial Real Estate, shall look to Wayne Mascia Associates for its commission payment.

          36. BUILDING SECURITY - No building security will be supplied by Lessor.

          37. ABANDONMENT OF PREMISES - Lessee shall not abandon the Premises at any time during the term hereof, and if Lessee shall abandon the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the Premises shall be deemed to be abandoned, at the option of Lessor.

          38. LESSOR'S LIABILITY - The term "Lessor," as used in this section, shall mean only the owner of the real property or a Lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability related to Lessor's obligations to be performed after such transfer, provided, however, that any of Lessee's funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee and that Grantee shall have assumed in writing all of Lessor's obligations under the Lease. Lessor's aforesaid obligations shall be binding upon Lessor's successors and assigns only during their respective periods of ownership.

          39. NOTICES - Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by independent messenger or nationally recognized overnight courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the address set forth below:

          Prior to Commencement Date
          To Lessee:               Synergy Semiconductor Corporation
          Point of Contact:        3450 Central Expressway
                                   Santa Clara, CA 95051
                                   Attn: Mr. Olin Nichols

          After Commencement Date
          To Lessee:               Synergy Semiconductor Corporation
          Point of Contact:        3250 Scott Boulevard
                                   Santa Clara, CA 95051
                                   Attn: Mr. Olin Nichols

          To Lessor:               Director of Facilities Management
                                   Harris Corporation
                                   1025 W. NASA Blvd.
                                   Melbourne, FL 32919

Notice shall be deemed given on the date of personal delivery, the next day after being sent via nationally recognized overnight courier, and three (3) days after being sent via certified mail, return receipt requested.

          40.  OPTION TO EXTEND.

          (a) Extended Term. In consideration of Lessee entering into the Lease, and provided that Lessee is not then in default, Lessor hereby grants to Lessee the option to extend the term of the Lease for one (1) additional term of five (5) years (the "Extended Term"). Lessee shall give written notice to Lessor of Lessee's intent to exercise such option to extend at least one hundred eighty
(180) days prior to the expiration of the term of this Lease. The Extended Term shall be upon the same covenants, agreements, terms, provisions and conditions as are contained in the Lease, except that the rent payable shall be as provided in Section 40 (b) below. If Lessee has exercised this option to extend, the phrase "Lease Term" as used in the Lease shall mean the original term of the Lease and the Extended Term.

          (b) Rent for Extended Term. The Base Rent for each year of the Extended Term shall be at 95% of the then prevailing market rental rate, but in no case shall the Base Rent be less than the base rent for the rental period just prior. Base Rent during the Extended Term shall increase annually at each anniversary date of this Lease by two and one-half percentage points (21/2%). There shall be no additional rent for the Extended Term. The prevailing market rental value shall be determined as follows:

                      (i) Lessor shall deliver to Lessee written notice of Lessor's determination of prevailing market rental value within fifteen (15) business days after Lessor receives notice from Lessee that Lessee has exercised its option to extend.

                      (ii) If Lessee disputes Lessor's determination of the prevailing market rental value as contained in Lessor's notice, Lessee shall notify Lessor in writing within fifteen (15) business days of its receipt of Lessor's determination, which notice shall set forth Lessee's determination of the prevailing market rental value. Should Lessee timely notify Lessor as aforesaid, Lessor and Lessee shall attempt to resolve their differences within fifteen (15) business days following Lessor's receipt of Lessee's notice.

                      (iii) If Lessor and Lessee cannot agree on the prevailing market rental value during such fifteen (15) business day period, Lessor and Lessee shall each appoint as an appraiser a real estate broker experienced in leasing office and manufacturing space in the county in which the Premises are located and give notice of such appointment to the other within fifteen (15) business days after the foregoing fifteen (15) business day period. If either Lessor or Lessee shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of prevailing market rental value. Such appraisers shall, within fifteen (15) business days after the appointment of the last of them to be appointed, complete their written determinations of prevailing market rental value and furnish the same to Lessor and Lessee. Each party shall pay the fees and costs of the appraiser appointed by it. The prevailing market rental value shall be the average of the two valuations.

                      (iv) For purposes of this Section 40, the prevailing market rental value of the Premises shall mean the rental rate that an unrelated party negotiating at arm's length would pay for leasing the Premises for the period of the Extended Term, taking into account all then current market factors, including without limitation rent for like properties over the past six
(6) months, the availability of like space on the then-current market, the quality, design, and location of the Building and the Premises within the Building, the terms and conditions of the Lease (including the permitted use provided in the Lease) and the value of the existing tenant improvements to such party (but excluding the value of any improvements installed at Lessee's expense) and also excluding any premium based on the size of the Premises.

                      (v) Upon determination of the prevailing market rental value of the Premises (and the calculation of Base Rent pursuant to subsection
(i) above) for the Extended Term, Lessee shall have the right to withdraw its exercise of its option to extend by giving Lessor notice of withdrawal within five (5) days of Lessee's receipt of notice of the determination. In the event Lessee does withdraw its option exercise, Lessee shall pay all appraisal fees incurred by Lessor and Lessee in determining the prevailing market rental value. In the event Lessee does not withdraw its option exercise, then upon determination of the Base Rent for the extension period as described above, the parties shall execute a certificate specifying the Base Rent for such extension period.

          41. COVENANT OF QUIET ENJOYMENT - So long as Lessee pays all rentals required hereunder and observes and performs all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term, subject to all the provisions of the Lease. Nonetheless, Lessor shall not be barred from bringing any valid action under this Lease. Any lawsuit brought by Lessor to enforce the terms of this Lease or seeking a declaration of Lessor's rights pursuant to this Lease shall not be deemed a violation of this section.

          42. MEMORANDUM OF LEASE - Lessee may record a short form memorandum of the Lease, subject to the prior written consent of Lessor as to form and content, which consent shall not be unreasonably withheld.

          43. SURVIVAL OF CERTAIN OBLIGATIONS - Sections 13, 14 and 24 of this Lease shall survive the termination or expiration of this Lease.

          44. AUTHORITY - Lessee and Lessor warrant and represent that their respective representatives executing this Lease each have the full power and authority to execute this Lease on behalf of Lessee and Lessor, respectively, and that this Lease, once executed by the signatory of Lessee or Lessor, as the case may be, shall constitute a legal and binding obligation of that party and is fully enforceable in accordance with its terms.

          45. MODIFICATION - This Lease may not be modified or amended except by a written instrument executed by both parties.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this agreement on the date first above written.


WITNESSES                          LESSOR:
                                   HARRIS CORPORATION

________________________________


________________________________   By ____________________________________

                                        Robert W. W. Fay
                                        V.P. - Controller


WITNESSES:                         LESSEE:
                                   SYNERGY SEMICONDUCTOR CORPORATION

________________________________


________________________________   By ____________________________________

                                        T. Olin Nichols
                                        Chief financial Officer

                                   EXHIBIT X

      ADJUSTED ADDITIONAL RENT BASED ON TENANT IMPROVEMENT ALLOWANCE SPENT

Tenant Improvement              Rent Dollars/Sq. Ft.IMontn
    Allowance                            Months
Amount Spent ($M)        1-24  2548       49-72    73-96    97-120
- -----------------        -----------------------------------------
  5.90        6.10       0.95     0.96     0.97     0.98     1.00
  5.70        5.90       0.92     0.93     0.94     0.95     0.97
  5.50        5.70       0.89     0.90     0.91     0.92     0.94
  5.30        5.50       0.86     0.87     0.88     0.89     0.91
  5.10        5.30       0.83     0.84     0.85     0.86     0.87
  4.90        5.10       0.80     0.81     0.82     0.82     0.84
  4.70        4.90       0.77     0.78     0.78     0.79     0.81
  4.50        4.70       0.74     0.74     0.75     0.76     0.78
  4.30        4.50       0.70     0.71     0.72     0.73     0.74
  4.10        4.30       0.67     0.68     0.69     0.69     0.71
  3.90        4.10       0.64     0.65     0.66     0.66     0.68
  3.70        3.90       0.61     0.62     0.62     0.63     0.64
  3.50        3.70       0.58     0.59     0.59     0.60     0.61
  3.30        3.50       0.55     0.55     0.56     0.57     0.58
  3.10        3.30       0.52     0.52     0.53     0.53     0.55
  0.00        3.10       0.49     0.49     0.50     0.50     0.51

                                3250 SCOTT BLVD.



                              [MAP APPEARS HERE]



                                 OWNED PROPERTY



                                   EXHIBIT A

LEGAL DESCRIPTION

________________________________________________________________________________

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

All of PARCEL B as shown on Parcel Map filed for record on March 17, 1983 in Book 510 of Maps at page 11, Santa Clara County Records, said PARCEL B being more particularly described as follows:

Beginning at the southerly most common corner between said PARCEL B and PARCEL A as shown on said Parcel Map;

Thence. from said Point of Beginning, along the boundaries of PARCEL B as shown on said Parcel Map, North 1 degree 00' 47 East, 416.75 feet;

Thence, North 44 degree o4' 11: West, 70.61 feet;

Thence North, 89 degree 09' 07: West, 65.00 feet to the southeasterly corner of Parcel S as shown on Parcel Map filed in Book 331 of Maps at page 10, Santa Clara County Records;

Thence, along the easterly boundary of said Parcel S, North 1 degree 00' 47:
East, 262.00 feet to the southerly boundary line of Scott Boulevard as shown on first said Parcel Map;

Thence, along said southerly boundary line, South 76 degree 30; 56: East, 457.54 feet to the westerly boundary of Parcel 1 as shown on Parcel Map filed in Book 463 of Maps at page 42, Santa Clara County Records;

Thence, along last said boundary and leaving said southerly boundary line, South 1 degree 00; 47" West, 640.0 feet to the northerly boundary of PARCEL C as shown on Parcel Map filed in Book 338 of Maps at page 40, Santa Clara County Records;

Thence, along last said boundary, North 87 degree 07; 22: West, 331.92 feet to the Point of Beginning and containing 5.802 acres, more or less.

Together with that certain Private Ingress-Egress Easement as shown on first said Parcel Map to benefit PARCEL 3 thereon.

Also together with that certain Exclusive Private Ingress-Egress and Utility Easement as shown on first and said Parcel Map and filed at Book G043, Official Records, at page 137, Santa Clara County Records

________________________________________________________________________________